Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CECO Environmental Corp.

Cincinnati, Ohio

We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting a part of this Amendment No. 1 to Registration Statement on Form S-4 of our report dated March 15, 2013, relating to the consolidated financial statements of CECO Environmental Corp., appearing in CECO Environmental Corp.’s Annual Report on Form 10-K for the year ended December 31, 2012.

We also consent to the reference to us under the caption “Experts” in the Joint Proxy Statement/Prospectus.

/s/ BDO USA, LLP

Chicago, Illinois

July 3, 2013